EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Clive Barwin, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-QSB of Melt Inc. for the period ended March 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Melt Inc.

Dated: May 15, 2008

/s/ Clive Barwin
Clive Barwin
President, CEO, Chief Financial Officer, Secretary and
Director
(Principal Executive Officer, Principal Financial Officer
and Principal Accounting Officer)
Melt Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Melt Inc. and will be retained by Melt Inc. and furnished to the Securities and Exchange Commission or its staff upon request.